EX-99.1

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on October 6, 2014.

HERMAN MILLER, INC.	Meeting Information
	Meeting Type:	Annual Meeting
	For holders as of:	August 8, 2014
	Date:	October 6, 2014	Time:	10:30 a.m., EDT
	Location:	Meeting live via the Internet-please visit
www.virtualshareholdermeeting.com/MLHR14.
HERMAN MILLER, INC.
The company will be hosting the meeting live via the Internet again this year. To attend the meeting via the Internet please visit
www.virtualshareholdermeeting.com/MLHR14 and be sure to
have the information that is printed in the box marked by the arrow -->  XXXX XXXX XXXX (located on the following page).

ATTN: SHAREHOLDER SERVICES
855 EAST MAIN AVENUE
ZEELAND, MI 49464-0302

You are receiving this communication because you hold shares in the above-named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

----- Before You Vote -----
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT         ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL* : sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 22, 2014 to facilitate timely delivery.

----- How To Vote -----
Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX
(located on the following page) available and follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/MLHR14. Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends a vote FOR
the listed nominees:

1.    Director Vote

ELECTION OF DIRECTORS TO SERVE UNTIL 2017

01)    Mary Vermeer Andringa
02)    J. Barry Griswell
03)    Brian C. Walker

The Board of Directors recommends a vote FOR the proposals.

2.    Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

3.    Proposal to approve the First Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan.

4.    Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.